EXHIBIT 10.39(b)

AMENDMENT No. 2

TO SPONSORED RESEARCH AGREEMENT

This Amendment No. 2 to the Sponsored Research Agreement (“Amendment”) is made and entered into as of October 18, 2021 by and between Cell Source Limited (“Cell Source”) and The University of Texas M.D. Anderson Cancer Center (“MD Anderson”), a member institution of The University of Texas System (“System”).

RECITALS

A.	Cell Source and MD Anderson entered into a Sponsored Research Agreement dated November 28, 2018 (the “Agreement”), which was amended on December 2nd, 2020.

B.	Cell Source and MD Anderson wish to amend the terms of the Agreement as set forth below.

NOW, THEREFORE, it is hereby agreed as follows:

1.	The term of the agreement will be extended by one year, commencing on November 28th, 2021 through November 27th, 2022.
2.	Exhibit A of the Agreement shall include, as replacement and update to Exhibit A, the Exhibit attached hereto which describes the Work Plan for the Year starting 28th of November 2021 and ending 27th of November 2022.

1.	Exhibit B of the Agreement shall include, as replacement and update to Exhibit B, the Exhibit attached hereto which describes the budget for the Year starting 28th of November 2021 and ending 27th of November 2022. As per the amended budget, the quarterly payments for the coming year will be $324,000 per quarter.

2.	Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided therein.

IN WITNESS WHEREOF, Cell Source and MD Anderson have entered into this Amendment effective as of the date first set forth above.

CELL SOURCE		THE UNIVERSITY OF TEXAS
M.D. ANDERSON CANCER CENTER

By	/s/ Itamar Shimrat	By	/s/ Amy M. Moritz
	Itamar Shimrat	Name	Amy M. Moritz
	Chief Executive Officer	Title	Assistant Director ORA

Date:	October 25, 2021	Date:	10/25/2021

Read & Understood:

/s/Yair Reisner
Principal Investigator

Amended Exhibit A

Work plan for Cell Source: 28 November 2021 – 27 November 2022*

1. Studies with human cells :

A. Human VETO-project: Optimize transfection of our anti-viral veto cells with GMP grade CD19 vector from Orgenesis or from other companies.

1. Test the efficacy of anti-CD19 VETO-CAR T cells in vitro against CD19 tumor cells.

2. Test the efficacy of anti-CD19 VETO-CAR T cells in NSG mice bearing CD19 positive leukemic cells.

3. Compare the efficacy of VETO-CAR to regular CAR T cells in NSG mice.

4. Test the veto activity of VETO-CAR T cells compared to non-transduced VETO cells.

5. Characterize the genetic signature of our anti-viral Tcm by SCRNAseq.

6. Compare the efficacy of Tcm VETO-CAR to Effector memory VETO-CAR T cells in NSG mice.

B. Investigate the potential use of Veto cells directed against PR1 antigen expressed on AML tumor cells (in collaboration with Jeff Moldrem Lab).

1. Attempt to generate veto cells from donors vaccinated against PR1.

2. Test anti-PR1 veto cells for their activity against AML blasts in vitro and in-vivo.

C. Routine testing of immune reconstitution and immune tolerance induction in patients undergoing transplantation in our clinical trial.

2. Mouse studies:

A. Investigate the potential role of Tcm plus BM in the treatment of MS.

B. Generating Tcm against the WT1 Tumor antigen following immunization of mouse donors with WT1 peptides.

1. Optimize conditions for immunization

2. Optimize killing of WT1 tumors in-vitro and in-vivo.

C. Continue to investigate potential evasion of Tcm from NK mediated killing

* The proposed plan might be changed according to progress, and therefore, while some aims will be intensively investigated, others might not be performed.

Amended Exhibit B

Budget

Personnel	Base Salary	Cal Mths.	Effort	Salary	Fringe	Total	Grand Total
PI	$346,337.00	12.00	23%	$79,657.51	$22,304.10	$101,961.61	$101,961.61
Scientific Mgr	$133,128.00	12.00	100%	$133,128.00	$37,275.84	$170,403.84	$170,403.84
Research Scientist	$72,275.00	12.00	100%	$72,275.00	$20,237.00	$92,512.00	$92,512.00
Research Scientist	$64,631.00	12.00	50%	$32,315.50	$9,048.34	$41,363.84	$41,363.84
Lab Technician	$35,123.00	12.00	50%	$17,561.50	$4,917.22	$22,478.72	$22,478.72
Graduate Student	$32,000.00	12.00	100%	$31,539.50	$8,831.06	$40,370.56	$40,370.56
Salary Total						$469,090.57	$469,090.57

Equipment or software Computer Consultant Costs

Total	$469,090.57	$469,090.57

Supplies

Reagents, antibodies, pippettes, misc lab supplies	$235,909.43	$235,909.43
Animal cost & Maintenance	$80,000.00	$80,000.00

Travel (Domestic)	$5,000.00	$5,000.00
Travel (International)	$10,000.00	$10,000.00

Total	$330,909.43	$330,909.43

Other Direct Costs

Total	$-	$-

Direct Costs	$800,000.00	$800,000.00
Indirect Cost 62%	$496,000.00	$496,000.00
Total Costs	$1,296,000.00	$1,296,000.00